☐ **AXA Equitable Life Insurance Company**
1290 Avenue of the Americas
New York, NY 10104

☐ **MONY Life Insurance Company of America**
1290 Avenue of the Americas
New York, NY 10104

Application For Life Insurance Part I

Form No. LIFEAPP-GV
(2005)

1 PROPOSED INSURED (Print Name as it is to appear on the policy.) Please print in ink.

Proposed Insured

A. Full Name: First________________ M.I.________ Last________________ B. Gender: ☐ Male ☐ Female

C. Home Address: ________________________ (No. and Street) ________________ (Bldg/Apt/Suite)

City/Municipality

________________ County/Parish________________ State________ Zip + 4 Code________________
(If address is a P.O. Box or not actual residence, proof of residence required.)

D. Home Phone No.________________ Best time to Call: ________________ Best phone no. to be contacted:________________

E. Date of Birth: ________________ (Month/Day/Year) F. Place of Birth: ________________ (State/County)

G. Marital Status: ☐ Single ☐ Married ☐ Widowed ☐ Divorced ☐ Separated H. Soc. Sec. No. ________________

I. Driver's Lic. No.:________________ State: ________________

J. U. S. Citizen? ☐ Yes ☐ No* If No, Country________________ U.S. Visa type__________ Passport # or U.S. Visa #________________ # of years in U.S._____

K. Currently employed? ☐ Yes ☐ No ☐ Retired

L. Current Occupation(s): (1) Title:________________ (2) Duties________________ (3) How Long? __________
(If less than 1 year at current occupation, give previous in Remarks.)

M. Employer Name: ________________

N. Employer Address: ________________
No.& Street City State Zip + 4 Code

O. Annual Earned Income (Income from occupation) $________________ P. Net Worth $________________

* If the Proposed Insured and/or policy owner is not a U.S. Person (U.S. Citizen or U.S. Corporation, Partnership, or Trust established or organized under the laws of a state of the United States) then he, she or it may have to provide additional documentation, including IRS form W-8 BEN.

2 COVERAGE INFORMATION

A. Plan of Insurance________________ Amount of Insurance $ ________________
(If survivorship policy, complete an application for each Proposed Insured. If VUL, must also complete VUL Supplement. To select dividend options on EWL or Riders on all Non-VUL Plans complete Optional Benefits Supplement.)
(If face amount is $2 million or larger complete Financial Supplement.)

B. Complete for UL or VUL only (1) Death Benefit Option ☐ Option A ☐ Option B
(2) Planned Periodic Premium $________________

C. Definition of Life Insurance Test: Complete for AUL II, IL, IL COLI '04 ☐ Guideline Premium Test ☐ Cash Value Accumulation Test

D. Premium Mode: ☐ Annual ☐ Semi-Annual ☐ Quarterly ☐ Monthly
Or
System-Matic (Complete S-M form and check applicable box) ☐ Quarterly (only available for UL and VUL) ☐ Monthly

E. Salary Allotment (1) Unit Name ________________ (2) Unit/Sub Unit. No. ________________ (3) Unit Register Date ________________
(Specify Allotter name, if other than insured, in Remarks.)

F. Date Policy to save Insured Age? ☐ Yes ☐ No

G. 1. Do you, the owner, intend to use or transfer the policy for any type of pre-death financial settlement, such as viatical settlement, senior settlement, life settlement, or for any other secondary market? ☐ Yes ☐ No
2. Have you, the owner, or any Proposed Insured if other than the owner, in the past 5 years sold a policy to a life settlement, viatical, or other secondary market provider? ☐ Yes ☐ No

H. Any other life insurance now in effect or application now pending? ☐ Yes ☐ No
(Give companies, amounts and policy numbers in Remarks.)

I. Will the coverage applied for replace or change any life insurance or annuities? ☐ Yes ☐ No Is this a 1035 Exchange? ☐ Yes ☐ No
If "Yes", complete: (If additional room is needed, please use Remarks Section.)

Amount $__________ Company ________________ Issue Year_______ Policy Number ____________ ☐ Life ☐ Group ☐ Annuity

Amount $__________ Company ________________ Issue Year_______ Policy Number ____________ ☐ Life ☐ Group ☐ Annuity

J. Is this a Term Policy/Rider Conversion or Purchase Option? ☐ Yes ☐ No If **"Yes"**, complete Term Policy/Rider or Purchase Option Supplement.

K. Complete if Proposed Insured is under age 15:
a) State total amount of insurance in force on the life of applicant or child's parent, if greater $________________
b) Are any other children in the family insured for a lesser amount? ☐ Yes ☐ No

If "Yes" give details________________________________

❸ BENEFICIARY/OWNER

A. **Beneficiary (Total designation must be 100%. Use Remarks section for additional Beneficiary information.)**

Beneficiary Full Name	Relationship to Insured	Percentage
Primary: ______________	______________	______________
______________	______________	______________
Contingent: ______________	______________	______________
______________	______________	______________

B. **Owner (The Owner of this policy is the Insured unless otherwise specified below. Enter name of successor owner in Remarks.)**

Provide the Applicant's name, address and Taxpayer ID, if different from the Insured and Owner, in Remarks Section.

If the Owner is the Trust provide the name of the Trust.

Owner's Name: ______________ Social Security # or TIN ______________

Address: Street______________ City______________ State______________ Zip Code ______________

(Billing notices will be sent to the Owner at this address unless otherwise directed in Remarks Section.)

U. S. Citizen? ☐ Yes ☐ No* If No, Country______________ U.S. Visa type__________ Passport # or U.S. Visa # ______________ # of years in U.S._____

Relationship to Insured______________ Date of Birth______________

Name of Trustee______________ Date of Trust Agreement______________

* If the policy owner is not a U.S. Person (U.S. Citizen or U.S. Corporation, Partnership, or Trust established or organized under the laws of a state of the United States) then he, she or it may have to provide additional documentation, including IRS form W-8 BEN.

❹ GENERAL INFORMATION (Proposed Insured)

List details of all answers in the Remarks section.

A. Ever had a driver's license suspended or revoked, or within the last 5 years, been convicted of reckless or negligent driving or driving under the influence of alcohol or drugs? ☐ Yes ☐ No
(If "Yes", include dates, types of violations, and reason for suspension or revocation in Remarks.)

B. Any plans to travel or reside outside the United States? ☐ Yes ☐ No
(If "Yes", complete Foreign Residence and Travel Supplement.)

C. Have you been disabled for 2 or more weeks within the last 2 years? ☐ Yes ☐ No

D. In the last year flown other than as a passenger or plan to do so? ☐ Yes ☐ No
(If "Yes", complete Aviation Supplement.)

E. Engaged within the last year or any plan to engage in motor racing on land or water, underwater diving, skydiving, ballooning, hang gliding, parachuting or flying ultra-light aircraft or other hazardous sports or hobbies? ☐ Yes ☐ No
(If "Yes", complete Avocation Supplement.)

F. Ever had an application for life or health insurance that was declined, required an extra premium or other modification? ☐ Yes ☐ No
(If "Yes", state companies and provide full details in Remarks.)

G. In the last 10 years, have you been convicted of, or pled "no contest" to a felony? ☐ Yes ☐ No
(If "Yes" in "Remarks", state full details of offense and penalty, with dates.)

H. Do you currently use any form of tobacco or nicotine product? ☐ Yes ☐ No Type______________ Avg. Quantity # packs________ Frequency ______

I. Have you ever used any form of tobacco or nicotine product? ☐ Yes ☐ No Type______________ Date Ceased ______________

❺ MEDICAL INFORMATION (Proposed Insured) Please Note: Complete this section even if a paramedical or medical exam is being ordered.

A. Height________ Ft.______in.; Weight_________lbs.

B. Personal Physician Name______________

C. Address______________

D. Date and Reason for Last Visit in the Last 5 Years______________

E. What treatment was given or recommended? (If none, so state)______________

Has Proposed Insured:

F. Ever had or been treated for heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor, cancer, respiratory or neurological disorder? ☐ Yes ☐ No

G. In the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? ☐ Yes ☐ No
(Also include medical checkups in the last 2 years. Do not include colds, minor injuries or normal pregnancy.)

H. In the last 10 years:

1. Used, except as legally prescribed by a physician, tranquilizers, barbiturates or other sedatives; marijuana, cocaine, hallucinogens or other mood altering drugs; heroin, methadone or other narcotics; amphetamines or other stimulants; or any other illegal or controlled substances?
(If "Yes", complete Substance Usage Supplement.) ☐ Yes ☐ No
2. Received counseling or treatment regarding the use of alcohol or drugs including attendance at meetings or membership in any self-help group or program such as Alcoholics Anonymous or Narcotics Anonymous?
(If "Yes", complete Substance Usage Supplement.) ☐ Yes ☐ No

I. In the last 10 years, been:
Diagnosed with, or treated for, Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession? ☐ Yes ☐ No

J.

Family History	Age if Living	Cause of Death	Age at Death
Father			
Mother			
Sibling			

6 DETAILS OF ALL "YES" ANSWERS FOR MEDICAL INFORMATION (Attach additional sheet of paper if necessary; and it must be signed and dated by the Proposed Insured, Owner, and financial professional.)

Question No.	Illness, Treatment, and Number of Attacks (include specific diagnosis and medication)	Onset Date	Recovery Date	If disabled, How long?	Doctor, Clinic, or Hospital Complete Address, and Phone Number

REMARKS

Provide details for any of the questions, and any other additional remarks. If the owner is a Qualified Plan, please indicate the qualified plan and type here.

(Attach additional sheet of paper if necessary; and it must be signed and dated by the Proposed Insured, Owner, and financial professional.)

____
____
____
____
____
____
____

7 COMPLETE IF MONEY IS PAID WITH THE POLICY:

Amount paid with this Application: $ ______________

Has the undersigned read, signed and received a copy of the Temporary Insurance Agreement, and do they agree to the conditions of the Temporary Insurance Agreement, including:

(i) the requirement that all of the conditions in that Agreement must be met before any temporary insurance takes effect, and

(ii) the $1,000,000 insurance amount limitations, and

(iii) that the Person Proposed for Insurance is at least 15 days of age and not older than 75 years of age? ☐ Yes ☐ No

If "No," or if any Person Proposed for Insurance has been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession within the last 10 years or had cancer, a stroke, or a heart attack within the last year, a premium may not be paid before the policy is delivered.

AGREEMENT. Each signer of this application agrees that:

(1) The statements and answers in all parts of this application are true and complete. We (the Company checked on page 1 of this application) may rely on them in acting on this application.

(2) The Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect if money is paid before the policy is delivered. Temporary Insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.

(3) Except as stated in the Temporary Insurance Agreement, no insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid while the person(s) proposed for insurance is (are) living; (b) before any Registered Date specified in this application; and (c) unless to the best of my (our) knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time the full initial premium is paid.

(4) No financial professional or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement. Or to waive any of our rights or requirements. We shall not be bound by any information unless it is stated in Application Part 1 or Part 2 (Paramedical or Medical exam).

(5) I acknowledge receipt of the Living Benefits Brochure (Accelerated Death Benefit Rider Brochure), where applicable.

☐ **AXA Equitable Life Insurance Company** ☐ **MONY Life Insurance Company of America**

ACKNOWLEDGEMENT OF UNDERWRITING PRACTICES

I (we) acknowledge that I (we) have received a statement of the Underwriting Practices of the Company (ies) which describes from whom and why the Company (ies) obtains information on my (our) insurability, to whom such information may be reported and how I (we) may obtain it. The statement contains the notice required by the Fair Credit Reporting Act.

AUTHORIZATIONS

TO OBTAIN HEALTH INFORMATION

I (we) authorize any physician, hospital, clinic, medical practitioner, medical testing laboratory, pharmacy or other health care provider, health plan or insurance company (including our Company, with respect to other coverages), or any prescription drug or pharmacy benefit manager or administrator, and the Medical Information Bureau to disclose to the Company (ies) and its authorized representatives any and all information, whether fact or opinion, they may have about any diagnosis, treatment, prognosis, genetic test records, findings and/or results regarding my (our) past, present or future physical or mental condition.

TO OBTAIN NON-HEALTH INFORMATION

I (we) authorize any employer, business associate, government unit, financial institution, consumer reporting agency, the Medical Information Bureau, my (our) insurance agency and my (our) financial professional to disclose to the Company (ies) and its authorized representatives any information they may have about my (our) occupation, avocations, finances, driving record, character and general reputation. I (we) authorize the Company (ies) to obtain investigative consumer reports, as appropriate.

PURPOSE OF AUTHORIZATIONS

I (we) understand that the information obtained will be used by the Company (ies) to determine my (our) eligibility for life insurance coverage and such other uses specified in accordance with the Underwriting Practices attached to this application. In addition, information may be disclosed to the Medical Information Bureau (MIB) who, upon request, may disclose such information about you in its file to another member company with whom you apply for life or health insurance or to whom a claim for benefits may be submitted; when requested by a government agency; in connection with a legal or arbitration proceeding; or for other purposes as required or permitted by applicable law. If a policy is issued to me (us), this information may also be used in the future to administer my (our) policy and process claims made under the policy.

COVERAGE CONDITIONS

I (we) understand that the Company (ies) is conditioning the issuance of coverage on the provision of this authorization, and that, while I (we) may refuse to sign this authorization, my (our) refusal to do so could result in coverage not being issued.

ADDITIONAL AUTHORIZATIONS

You have advised me (us) that the Company (ies) may request additional authorizations in order to obtain the information the Company (ies) needs to complete its review of my (our) application and, if the policy is issued, in connection with any claim asserted under the policy, I (we) understand that I (we) am (are) not obligated to provide these additional authorizations but that, if I (we) choose not to provide them, this application and any claim made under the policy, if issued, may be rejected.

DURATION

Unless otherwise revoked, I (we) agree that this authorization will expire on the earlier of the date that the Company (ies) declines my application for coverage or, if a policy is issued, 24 months from the date of my (our) application. I (we) understand that I (we) may revoke my (our) authorizations at any time, except to the extent that the Company (ies) has taken action in reliance on this authorization, this application and any claim made under the policy, if issued, may be rejected. My (our) revocation must be submitted in writing to: Chief Underwriter of the Company checked above and on the front page of this application, 1290 Avenue of the Americas, New York, New York 10104.

COPY OF AUTHORIZATIONS

I (we) have a right to ask for and receive true copies of this Acknowledgement and Authorization Form and all other authorizations signed by me (us). I (we) agree that reproduced copies will be as valid as the original.

FOR THE APPLICANT'S PROTECTION, THE LAWS OF CERTAIN STATES REQUIRE THIS NOTICE: ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE/SHE IS FACILITATING A FRAUD AGAINST AN INSURER, FILES AN APPLICATION OR CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT AS TO ANY MATERIAL FACT MAY BE GUILTY OF INSURANCE FRAUD, WHICH MAY RESULT IN LOSS OF COVERAGE UNDER THIS POLICY AND MAY SUBJECT THE APPLICANT/CLAIMANT TO CRIMINAL PROSECUTION.

SOCIAL SECURITY OR TAX I.D. NUMBER CERTIFICATION---UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (I) THE NUMBER SHOWING ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER, AND (II) I AM NOT SUBJECT TO BACKUP WITHHOLDING BECAUSE (A) I AM EXEMPT FROM BACKUP WITHHOLDING OR (B) I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (IRS) THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR (C) THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING, AND (III) I AM A U.S. PERSON (INCLUDING A U.S. RESIDENT ALIEN).

CERTIFICATION INSTRUCTIONS: **You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.**

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS DOCUMENT OTHER THAN THE CERTIFICATION REQUIRED TO AVOID BACKUP WITHHOLDING.

I (we), the undersigned, by my (our) signature(s) below understand that I (we) am (are) agreeing to all the terms and conditions of this application, including, but not limited to, the Acknowledgement and Authorization.

Dated at City____

____
Signature of Proposed Insured, Applicant, or parent or guardian, if Proposed Insured is a Child, Issue Ages 0-14

State____

____
Signature of Owner or Applicant if not Proposed Insured (If corporation, print firm's name and signature of authorized officer.) (If trust, signature of trustee.)

on____

Financial Professional to complete this section:

Will any existing insurance be replaced or changed (or has it been) assuming the insurance applied for will be issued? ☐ Yes ☐ No

(If "yes" give details____)

I certify that I have asked and recorded completely and accurately the answers to all questions on the fully completed application Part 1, and know of nothing affecting the risk that has not been recorded herein.

☐ **I have** witnessed the signature required on fully completed Part 1 ☐ **I have not** witnessed the signature required on fully completed Part 1, (Explain below)

____

____

Signature of Licensed Financial Professional/Insurance Broker____

Print Licensed Financial Professional's Name____

FINANCIAL PROFESSIONAL/BROKER CERTIFICATION

Brokerage Name/Agency Code: ________________________________ If Owner other than Proposed Insured (but not Trust owned), Owner's Tel # __________

If Trust Owned, Grantor's Name and Tel # ____

1. Details of amount of insurance in force and life insurance (except this application) or life reinstatement applied for. (This information should also be indicated in the REMARKS section of the Application)

Company	Policy Number Contract Number	Issue Year	Specify if in force or applied for	Face Amount	Insurance Type (Personal, Business, Group, Creditor or Other)

2. **a.** Rate class/Tobacco class quoted. ______________
   b. Do you know of any reason why the Proposed Insured might not qualify for the rate class quoted? ☐ **Yes** ☐ **No**
   (Consider health, occupation, finances, character, habits, reputation, aviation, avocation. If "Yes," explain ________________________________.)
3. **a.** (1) How long have you known the Proposed Insured?_______________ (2) Your relationship to the Proposed Insured, if any _______________
   b. If Proposed Insured is a child (issue age 0 – 14), when did you last see Child?______________________________________
   c. Does the Proposed Insured and Applicant speak and understand English? (If "No", please explain in Remarks how questions were asked and answered. In what language should PHI be conducted?_______________________) ☐ **Yes** ☐ **No**
   d. Did you (i) verify the identity of the Proposed Insured and policy owner by reviewing the driver's license/passport, (ii) inquire about the source of the customer's assets and income, and (iii) confirm that the Proposed Insured, policy owner or Applicant is not (nor is a family member of or associated with) a foreign military, government or political official? ☐ **Yes** ☐ **No**
   (If "No", no settlement may be taken without AXA Equitable's or MONY Life Insurance Company of America's home office approval)
4. Is there an existing life insurance policy or application that will be underwritten concurrently with AXA Equitable, or MLOA, or any other affiliated company, on the spouse, any immediate family member, or business partner? ☐ **Yes** ☐ **No**
   If "yes" provide the full name of the insured (proposed insured) and the policy number.

Name(s)	Policy Number(s)	Name(s)	Policy Number(s)

5.

Financial Professional(s) Name(s)	Financial Professional Number	%	Contact by: ☐ Phone ☐ Fax ☐ Email Contact or email address	4 [Do not prepay or annualize commissions]	5 [Prepay or annualize commissions]

Question 6 to be completed by Retail Agents Only:

6. **Compliance Information – *These questions MUST BE COMPLETED with respect to the Owner.***
   a. Is the Owner a member of the National Association of Securities Dealers, Inc. (NASD)? ☐ Yes ☐ No
   b. Has a Financial Plan been prepared by AXA Advisors, LLC for the client in the last 12 months? ☐ Yes ☐ No Plan # or Planning Tool Name_________.
   c. Investment Time Horizon ☐ <5 years ☐ 5-10 years ☐ 10-15 years ☐ >15 years
   d. ☐ **Personal Insurance**

(1) **Investment Objective** (for this purchase only) ☐ Safety of Principal ☐ Income ☐ Income & Growth ☐ Growth ☐ Aggressive Growth

(2) **Risk Tolerance** (for this purchase only) ☐ Aggressive ☐ Moderate/Aggressive ☐ Moderate ☐ Conservative/Moderate ☐ Conservative

(3) **Marital Status** ☐ Married ☐ Single ☐ Separated ☐ Divorced ☐ Widowed

(4) **No. of Dependents** _______________ (5) **Federal Tax Bracket** ____________________ %

(6) **Investment Assets** (Prior to this investment):

☐ Annuities $ ________________
☐ Retirement Accounts $__________
☐ Stocks $ __________________
☐ Bonds $ __________________
☐ CDs $ ____________________
☐ Other $ ___________________
(excluding primary residence)

☐ Mutual Funds
☐ Income $____________________
☐ Growth $ _____________
☐ Aggressive $___________
☐ Other Funds $__________

6. **d. Cont'd**

(7) Total Investment Assets $____________________
Cash (Checking, Savings, MMA) $________________
Total Investment Assets (above) and Cash $__________

(8) Investment Experience (in years):

	None	<1	1-4	5+
CDs	☐	☐	☐	☐
Bonds	☐	☐	☐	☐
Annuities	☐	☐	☐	☐
Mutual Funds	☐	☐	☐	☐
Stocks	☐	☐	☐	☐

***Questions 7 – 14 MUST BE COMPLETED BY ALL DISTRIBUTION CHANNELS:* (All questions are to be completed unless otherwise instructed)**

7. a. **Gross Annual Personal Income $____________ Estimated Gross Annual Household Income $__________**
Enter Gross Annual Personal Income AND Estimated Gross Annual Household Income if Personal Insurance.

b. **Liquid Net Worth (excluding residence)** ________________ **Total Net Worth** ____________________

Complete 7. c. Only if Personal Insurance

c. **Purpose of Insurance:** ☐ Estate Planning/Conservation ☐ Family Protection ☐ Income Replacement ☐ Charitable
☐ Children's Educ. ☐ Retirement Income ☐ Savings/Investment ☐ Parent Care Fund ☐ Disability Income
☐ Medical Expenses ☐ Mortgage Protection ☐ Pension Maximization ☐ Debt Repayment ☐ Other________________

Complete Question 8 Only if Business Insurance

8. a. Persons authorized to transact business on behalf of Owner:
Name: ____________________________ Title: ________ Name: ____________________________ Title: ________

b. ☐ Sole Proprietorship ☐ Partnership ☐ Corporation **c.** Proposed Insured percentage of ownership __________________%

d. Fair Market Value of Business $____________________ **e.** Total Assets (as of last fiscal quarter): $____________________

f. Net Annual Income $ ____________________

g. **Purpose of Insurance:** ☐ Key Person ☐ Buy out Funding ☐ New Venture ☐ Deferred Comp. ☐ Salary Continuation
☐ Executive Bonus ☐ Overhead Expenses ☐ Qualified Retirement Plan ☐ Investment/Savings ☐ 401(k) Plan ☐ Split Dollar
☐ 125 Cafeteria Plan ☐ Group Life Carve Out ☐ Buy-Sell/Stock Redemption (Attach copy of Buy-Sell/Redemption agreement if drafted)
☐ Other____

h. **Type of Business:** ☐ Manufacturing ☐ Wholesale ☐ Transportation ☐ Agriculture ☐ Construction ☐ Service
☐ Professional Service ☐ Mining ☐ Retail ☐ Financial ☐ Real Estate ☐ Insurance
☐ Other____

i. **No. of Employees:** ☐ 1 ☐ 2-9 ☐ 10-24 ☐ 25-49 ☐ 50-99 ☐ 100-499 ☐ 500+

j. Names, ages, percent of ownership and details of business coverage issued and applied for on other members of the firm:
____
____

k. How was the amount determined?____

9. **Amount of Life Insurance applied for elsewhere is:**
☐ Competitive ☐ Additional ☐ N/A
Total Amount of Life Insurance to be placed in all Companies $ ____________________

10. **Source of funds used to purchase Insurance:** (If the client intends to finance any of the premium required to pay for this policy through a financing or loan agreement, submit a copy of the financing or loan agreement)
☐ Cash ____________ % ☐ Existing life insurance policy or contract ________________ % ☐ Death Claim, Gift, Inheritance __________ %
☐ Loan ________ % Identify Source of Loan ______________________________ ☐ Loan Repayment Schedule ________________
☐ Describe the collateral used__________________________________ ____________________________
☐ Sale of Existing Investments, e.g. Mutual funds, Stocks, Bonds, CDs ________________ %
☐ Other, e.g., sale of car, home or other asset (please specify)____________________________________

11. **Does the Client intend to use or transfer the Policy for any type of pre-death financial settlement, such as viatical settlement, senior settlement, life settlement, or for any other secondary market? ☐ Yes ☐ No (If "Yes," please explain)** ______________________________

12. **Is the Owner, Proposed Insured, or any person or entity, being paid (cash, services, etc.) as an inducement to enter into this transaction? ☐ Yes ☐ No (If "Yes", describe the inducement).** ____
____

13. **Has the Owner, in the past 5 years, sold a policy to a life settlement, viatical, or other secondary market provider? (If "Yes", provide details) ☐ Yes ☐ No**
____
____

14. ☐ **I have not been involved in any discussion of the possible sale or assignment of the Policy to a life settlement, viatical, or other secondary market provider.**

☐ **I have been involved in discussion of the possible sale or assignment of the Policy to a life settlement, viatical, or other secondary market provider. (explain below).**

____

____

I certify that I have truly and accurately recorded all information supplied by the Insured(s) and the applicant on the application. I certify that I have truly and accurately answered all questions on this Licensed Financial Professional/Insurance Broker certification.

Signature of Licensed Financial Professional/Insurance Broker________________________________ Signed on__________________________

Print Licensed Financial Professional's/Insurance Broker's Name________________________________

YOUR INSURANCE APPLICATION & HOW IT IS HANDLED

Thank you for applying to us for insurance. This form provides important information about the underwriting of your application and our practice respecting your personal and medical record information as required by those states that have adopted the NAIC Model Insurance Information and Privacy Protection Act and other states that may have similar requirements.

OUR UNDERWRITING PROCESS

Underwriting. Our Evaluation of your application begins with the medical history you furnish. Since we rely on the accuracy and completeness of your answers, we may verify them both before and after a policy is issued. This description is not intended to limit or alter the authorization provided in conjunction herewith. In the event of any inconsistencies, the terms of the actual Authorization will control.

Source of Information. We may request additional information from physicians, hospitals, clinics, medical practitioners, medical testing laboratories, pharmacies, other health care providers, health plans, the Medical Information Bureau, other insurers to which you have applied, your employer, business associates, financial institutions, governmental units, consumer reporting agencies and your financial professional.

Your signature of the Acknowledgement and Authorization Form and any additional authorizations we may request permit us to make these inquiries. They may be made by personal interview, by telephone or in writing. We do not ask other insurers for their underwriting decision on your application. You have the right to know (usually through a physician you name) what information we have concerning you, and if it is incorrect, to have it corrected. If you want more information about this, contact your financial professional. If we request information about you from an insurance support organization, they may also furnish this information to others authorized by you. If this connection, the federal and various state Fair Credit Reporting Acts require that you be given this notice.

> To help establish eligibility for insurance, an investigative consumer report (including information on finances, character and general reputation) may be requested. It would be based on interviews with your employer, business associates, financial institutions, governmental units, and references you name. You may also be interviewed yourself.
>
> You may write to us for more complete details on consumer reports. You also have the right to know whether a consumer report was made, the name and address of the agency which made it, and to obtain a copy of the report from them. You can obtain a summary of all your rights under the Fair Credit Reporting Act from the Consumer Reporting Agency.

MEDICAL INFORMATION BUREAU (MIB)

The MIB is a non-profit organization of life insurance companies. Its members exchange information in order to protect the majority of applicants from the few who might not disclose significant facts in applying for coverage. Member companies report to it information of underwriting significance as authorized by applicants and policy holders. This information is, in turn, available only to other member companies when appropriately authorized to secure it.

While the MIB may help us identify areas about which we need additional information for our underwriting evaluation, we do not use MIB reports as the basis for our underwriting decisions.

Upon request, the MIB will arrange for disclosure to you of any information it may have concerning you. If you question the accuracy of this information, you may request a correction according to the federal Fair Credit Reporting Act. You may contact MIB at Post Office Box 105, Essex Station, Boston, MA 02112, Telephone: (617) 426-3660.

Report of Adverse Decision. If an adverse underwriting decision is made on your application, you will be notified and given the reason for this as well as instructions for obtaining further details. If you believe this decision was based on erroneous information, you should contact your financial professional.

Where to Write to Us. Your financial professional will be pleased to give you the address of our office to which you can write concerning any of the matters discussed above.

PRIVACY POLICY

We are committed to keeping all personal information we have about you confidential and secure. This policy describes how we protect your privacy.

Our Privacy Pledge

- Our business is to offer quality financial products and services to our clients.
- We only use personal client information to administer our business.
- We do not sell or rent client lists or data about our clients to others. We may market products jointly with other financial companies.
- We require all employees, financial professionals and companies providing services for us to keep client files confidential.

Keeping Your Files Secure

We have security programs that protect data about you from unauthorized use or disclosure. Access to your files is limited to those who need it to administer our business. Our privacy policy applies to both current and former clients.

Information We Collect About You

We collect personal information about you to administer our business, confirm your identity and meet legal requirements. The information we collect varies for different products and services and may include your:

- Name, age, address, phone number and Social Security number
- Occupation and income
- Financial goals and preferences
- Assets and liabilities, insurance, savings and investments
- Health and high-risk hobbies such as skydiving or auto racing
- Information about the products and services you purchase from us

You provide most of this information yourself. We may also ask others about you, including:

- Physicians, hospitals and other healthcare providers
- The Medical Information Bureau (a non-profit organization of insurers)
- Your employer, Attorney, Accountant and bank
- Companies whose products and services you purchase through us
- Credit reporting agencies and state and federal agencies
- Marketing firms acting on our behalf

Information about your health, insurance rating and credit standing is only used to underwrite and administer the products and services you purchase from us.

Who We Share Data With

We may share personal information about you with:

- Your financial professional
- Companies whose products and services you purchase through us
- Companies which have joint marketing agreements with us
- Companies that perform support services for us, including those which:
  - Provide underwriting services
  - Assist in claims administration
  - Print and mail account statements
  - Support our computer systems
  - Clear and settle trades
  - Help market our products and services to you

Unaffiliated companies that provide support services for us are required to keep client information confidential. They must also agree in writing to use personal information only to provide services to us.

We disclose information about you to government agencies and others as required or permitted by law. We may disclose health information about you to the Medical Information Bureau.

Some financial professionals only offer products and services through us. Others may also offer products and services from other sources. This privacy policy does not apply to data that your financial professional may collect for these other products and services.

Reviewing Your Information. If you own a life insurance or annuity product, you may write us to request a summary of the data about you in our files. You may also request copies of your files. This does not apply to information relating to disputes or legal proceedings between us. We may charge you a reasonable fee to cover the cost. You may also contact us if you believe any data about you in our files is incorrect or incomplete. Please write to :

AXA Financial, Inc.
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Attention: Privacy Information Center.

Privacy Policy Changes

We may make changes to this privacy policy in the future. Before we do, we will send you a revised privacy policy. And as long as you continue to be a client, we will send you a current privacy policy once a year.

To Contact Us

Questions? Call our Privacy Information Center at 1-877-806-4573, or you can write to us. Your financial professional will be pleased to give you the address to which you can write concerning any of the matters described herein.

PLEASE READ THIS INFORMATION—IT IS FOR YOUR BENEFIT

TEMPORARY INSURANCE AGREEMENT/RECEIPT

☐ **AXA Equitable Life Insurance Company**
1290 Avenue of the Americas
New York, NY 10104

☐ **MONY Life Insurance Company of America**
1290 Avenue of the Americas
New York, NY 10104

(In this Agreement, "we", "our", and "us" mean AXA Equitable Life Insurance Company, and MONY Life Insurance Company of America)
We will pay an insurance benefit to the beneficiary named in the application if a Person Proposed for Insurance dies while this Agreement is in effect. For joint survivorship life policies, the insurance benefit is payable upon the death of the second of the Proposed Insured Persons to die, unless a rider is applied for which provides an insurance benefit to be paid upon the death of either Proposed Insured Person. Any coverage provided under this Agreement is temporary and is subject to the Conditions to Coverage stated below. The Temporary Insurance will be in the amount applied for (subject to the Amount Limitation below) and in accordance with the terms of the policy we would issue.

Insurability Questions:

(1) Is any person proposed for insurance less than 15 days of age or over 75 years? ☐ **Yes** ☐ **No**

(2) Within the past 12 months has any person proposed for insurance been attended by a care provider or been seen at a medical facility for heart trouble, stroke, or cancer? ☐ **Yes** ☐ **No**

(3) Within the last 10 years has any Person Proposed for Insurance been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession. ☐ **Yes** ☐ **No**

Conditions Precluding Temporary Insurance Coverage and Precluding Provision Regarding "Change in Insurability"
NO INSURANCE will take effect under this Agreement if any of the following applies:

a) If any of the insurability Questions (1-3) are answered YES or LEFT BLANK, no Financial Professional, Insurance Broker, or other person is authorized to accept payment and NO INSURANCE will take effect under this Agreement.
b) Any material misstatement or material incorrect answer is made in any part of the Application or in this Agreement.
c) The amount paid in consideration for this agreement is not enough to provide at least one month's coverage for the death benefit and for any benefits provided by riders or a properly signed approved payment authorization was not submitted.
d) The check paid with this Agreement is dishonored when presented for payment.
e) There is no coverage under this Agreement of any death resulting from suicide. Our liability is limited to return of premium paid.

Date Temporary Insurance Coverage Starts: Any Temporary Insurance under this Agreement shall take effect on the life of a Person Proposed for Insurance on the later of: (a) the date money is paid; or
(b) if an application Part 2 (Paramedical or Medical exam) is initially required as to that person by our published underwriting rules, the date that Part 2 (Paramedical or Medical exam) is completed.
If a Person Proposed for Insurance dies as a result of accidental bodily injury, directly and independently of all other causes, before a required application Part 2 (Paramedical or Medical exam) for that person is completed, then the Temporary Insurance will be in effect unless it terminated earlier.

Amount Limitations: The amount of insurance in effect on the life of any Person Proposed for Insurance under all Temporary Insurance Agreements issued by the Company checked above, and its other subsidiaries or affiliates, shall not exceed $1,000,000 in total.

Date Temporary Insurance Coverage Ends — 90-Day Maximum Coverage Period: Temporary Insurance under this Agreement will end upon the earliest of:
(1) The date of the policy takes effect. The policy will replace the Temporary Insurance, or
(2) The date any policy issued under the Application is refused by the Applicant, or
(3) Five days after we mail a notice declining the application and enclosing a refund on any premium paid; or
(4) The 90th day after the date of Part 1 of the application

Coverage Not Provided: No coverage is provided under this Agreement for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.

No disability waiver benefits are provided under this agreement.

The payment acknowledged in the Receipt section of this Agreement will be refunded (without interest) if any Temporary Insurance under this Agreement ends (other than because of death) without a policy replacing it.
In signing below, I agree that if the Application was completed prior to the date below, I have reviewed and received a copy of all parts of the Application and, as of date below, I affirm that the statement and answers made in all parts of that Application are still the same.

This Temporary Insurance Agreement/Receipt must accompany the Application unless the Temporary Insurance Agreement is signed and money is collected. If the policy applied for is a survivorship policy and two applications are taken, only one Temporary Insurance Agreement should be used. The Temporary Insurance Agreement on the second Application should be submitted with the Application.

Received from____

☐ $__________for proposed insurance on the life of each Person Proposed for Insurance in accordance with an Application to the Company checked above.

Dated at__________________ on______________________________

Signature of Proposed Insured____________________________

Signature of Applicant (if other than Proposed Insured)____________________________

Licensed Financial Professional/Insurance Broker____________________________
Checks must be drawn to the order of the Company checked above and are received subject to collection.

TEMPORARY INSURANCE AGREEMENT/RECEIPT

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY CHECKED ABOVE. DO NOT MAKE CHECK PAYABLE TO THE FINANCIAL PROFESSIONAL OR LEAVE THE PAYEE BLANK.